NEWS RELEASE

The Hartford Announces Doug Elliot To Retire As Company President

HARTFORD, Conn., Sept. 7, 2022 – The Hartford announced today Doug Elliot will retire as the company’s president effective Dec. 31, following more than 11 years with the company.

“Doug was instrumental in expanding the company’s suite of products, developing industry-specific verticals within our property-casualty business and elevating our underwriting excellence,” said The Hartford’s Chairman and CEO Christopher Swift. “We sincerely thank Doug for his strong leadership and steadfast determination in transforming The Hartford over the past decade. The company is well positioned for profitable growth in the years ahead as we build on our momentum to best serve all stakeholders.”

Elliot oversaw the integration of The Navigators Group, Inc., a global specialty underwriter, after The Hartford acquired it in 2019. The acquisition led to the creation of two distinct multi-billion-dollar, market-facing businesses – Middle & Large Commercial and Global Specialty, which together offer specialized solutions to help clients manage risk.

Effective Nov. 1, The Hartford will realign its leadership structure in preparation for Elliot’s retirement. A. Morris “Mo” Tooker, who currently heads Middle & Large Commercial, will report directly to Swift and will take on expanded responsibility for Global Specialty and Sales & Distribution. Stephanie Bush will report directly to Swift and maintain her role as head of Small Commercial and Personal Lines. The company’s Global Chief Underwriting Officer, Ross Fisher, also will report directly to Swift and will continue to have responsibility for underwriting across the enterprise, Global Reinsurance, Risk Engineering and the company’s Internet of Things operations.

Elliot said, “I am honored to have had the opportunity to work for this iconic and trusted brand and proud to be a part of The Hartford’s esteemed history. Today, we have the right mix of talent, suite of products and capabilities to succeed. I have great confidence in the deep experience of The Hartford’s leaders and look forward to seeing them continue to compete and win in the marketplace.”

Prior to joining The Hartford in 2011, Elliot served as CEO of Hartford Steam Boiler after a long and distinguished career in the insurance industry. He started his career in public accounting after graduating with a bachelor’s degree in accounting from the University of Connecticut.

About The Hartford

The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read The Hartford’s legal notice.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2021 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website and/or social media outlets, such as Twitter and Facebook, to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Media Contact:
Matthew Sturdevant
860-547-8664
matthew.sturdevant@thehartford.com

Investor Contact:
Susan Spivak Bernstein
860-547-6233
susan.spivak@thehartford.com